Exhibit 99-2

                                    CONSENT
                                       BY
                       PARTIES TO STOCKHOLDERS' AGREEMENT


         The undersigned, being all of the parties to a certain Stockholders' Agreement dated June 17, 1993, (the "Stockholders' Agreement"), hereby consent on the condition hereinafter set forth to the transfer by Laurie Sands of all of her shares of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, in Canandaigua Wine Company, Inc. which are subject to the Stockholders' Agreement to the CWC Partnership-I ("CWCP-I") free of the restrictions set forth in the Stockholders' Agreement; provided, however, as a condition of this consent, the assignee of the transfer, namely CWCP-I, must execute and deliver a written consent to be bound by all of the terms and conditions of the Stockholders' Agreement as if an original signatory thereto.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent this 17th of January, 1995.


                                          /s/Richard Sands
                                          ------------------------------------
                                                   Richard Sands

                                          /s/Robert Sands
                                          ------------------------------------
                                                   Robert Sands

                                          /s/Laurie Sands
                                          ------------------------------------
                                                   Laurie Sands

                                 SIGNATURE PAGE
                                       TO
                             STOCKHOLDERS' AGREEMENT


         By executing and delivering this Signature Page, the undersigned hereby acknowledges as of the date hereof that it has accepted an assignment by Laurie Sands of certain shares of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of Canandaigua Wine Company, Inc. owned beneficially and of record by her and more particularly identified on certain Assignments Separate from Stock Certificates executed and delivered by Laurie Sands contemporaneously herewith and hereby consents to and agrees to be bound by all of the terms and conditions of a certain Stockholders' Agreement, dated June 17, 1993, by an among Richard Sands, Robert Sands and Laurie Sands, which document is incorporated herein by reference, relating to the Shares as if an original Stockholder signatory thereto. The undersigned further acknowledges that the assignment and transfer of the Shares is consideration in part for the issuance to Laurie Sands of a general partnership interest in the CWC Partnership-I.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Signature Page this 17th day of January, 1995.


                                   CWC PARTNERSHIP-I


                                   By:   /s/Richard Sands
                                         ---------------------------------------
                                         Richard Sands, Co-Managing Partner


                                   By:   /s/Robert Sands
                                         ---------------------------------------
                                         Robert Sands, Co-Managing Partner